Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS; PROVIDES 2014 GUIDANCE ON A PRO FORMA BASIS

•	Reports quarterly revenue of $2.2 billion, an increase of 10% over the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.22, an increase of 5% over last year

•	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.28, excluding Knowles spin-off costs of $0.09 and tax benefits of $0.03, up 17% from an adjusted prior year

•	Expects 2014 full year revenue growth of 5% to 6% and pro forma diluted earnings per share of $4.60 to $4.80, excluding Knowles and related spin-off costs

•	Remains on track to complete the spin-off of Knowles before the end of the first quarter 2014

Downers Grove, Illinois, January 30, 2014 — Dover (NYSE: DOV) today announced financial results for the fourth quarter and full year ended December 31, 2013. In addition, the Company is providing pro forma unaudited financial data for Dover, excluding Knowles and related spin-off costs, for the full year ended December 31, 2013. The planned spin-off of Knowles remains on track and is expected to be finalized before the end of the first quarter 2014.

Dover Results (including Knowles)

Revenue for the fourth quarter ended December 31, 2013 was $2.2 billion, an increase of 10% over the prior year period. The revenue increase was driven by organic growth of 5% and a 5% increase from acquisitions. Earnings from continuing operations were $210.8 million, or $1.22 diluted earnings per share (“EPS”), compared to $208.2 million, or $1.16 EPS, in the prior year period, representing increases of 1% and 5%, respectively. EPS from continuing operations includes Knowles spin-off costs of $0.09 EPS and discrete tax benefits of $0.03 recognized in the current quarter. Excluding these items and a $0.07 EPS tax benefit recognized in the prior year period, adjusted EPS from continuing operations for the fourth quarter of 2013 was $1.28, reflecting an increase of 17% over an adjusted EPS of $1.09 in the prior year period.

Revenue for the year ended December 31, 2013, was $8.7 billion, an increase of 8% over the prior year, reflecting organic growth of 3% and a 5% increase from acquisitions. Earnings from continuing operations for the year ended December 31, 2013, were $965.8 million, or $5.57 EPS, compared to $833.1 million, or $4.53 EPS in the prior year period, representing increases of 16% and 23%, respectively. EPS from continuing operations for the year includes Knowles spin-off costs of $0.17 EPS, discrete tax benefits of $0.44 EPS, and other one-time gains of $0.02 compared to $0.09 EPS of discrete tax benefits in the prior year. Excluding these items, adjusted EPS from continuing operations for the year ended December 31, 2013 was $5.28, an increase of 19% over an adjusted EPS of $4.44 in the prior year.

Commenting on the fourth quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “I am very pleased with our fourth quarter results as we achieved solid organic growth in all segments. Our broad-based order and shipment activity was particularly strong at our businesses serving the refrigeration and food equipment, fast moving consumer goods, fluids, drilling and downstream energy markets. In the consumer electronics market, our strong position with a key OEM allowed us to grow nicely despite continuing headwinds at two other customers. Additionally, we closed on several acquisitions in the quarter, notably in the fluids and downstream energy spaces, and raised €300 million in the debt market. These actions have positioned us well as we move into 2014.”

“For the year, we generated over $940 million in free cash flow. We continued to make significant internal and acquisition investments in our key growth spaces, increased the dividend for the 58th consecutive year, and progressed as planned on our $1 billion share repurchase program.”

Net earnings for the fourth quarter of 2013 were $194.0 million or $1.13 EPS, including a loss from discontinued operations of $16.8 million, or $0.10 EPS, compared to net earnings of $159.9 million, or $0.89 EPS, for the same period of 2012, which included a loss from discontinued operations of $48.4 million, or $0.27 EPS. Reflected within discontinued operations were impairment charges of $14.0 million, or $0.08 EPS, in 2013 and $51.9 million, or $0.29 EPS, in 2012, connected with the anticipated sale of our electronic test and assembly businesses.

Net earnings for the year ended December 31, 2013 were $1.0 billion, or $5.78 EPS, including net earnings from discontinued operations of $37.3 million, or $0.22 EPS, compared to net earnings of $811.1 million, or $4.41 EPS, for the same period of 2012, which included a net loss from discontinued operations of $22.0 million or $0.12 EPS. Reflected within discontinued operations were impairment charges connected with the anticipated sale of our electronic test and assembly businesses of $32.7 million, net of tax, or $0.19 EPS in 2013, and $51.9 million, net of tax, or $0.28 EPS in 2012, and discrete tax benefits of $54.8 million, or $0.32 EPS in 2013.

Dover Results (excluding Knowles) Pro Forma

In connection with the spin-off, certain pro forma unaudited financial data is being provided for Dover, excluding Knowles and related spin-off costs, for the year ending December 31, 2013. Effective with the anticipated first quarter spin-off, it is expected that Knowles will be accounted for as a discontinued operation in the Company’s financial statements.

Revenue for the year ended December 31, 2013 was $7.5 billion, an increase of 8% over the prior year. Earnings from continuing operations for the year ended December 31, 2013, were $832 million, or $4.79 EPS, increases of 21% and 28% over the prior year, respectively. Adjusted EPS from continuing operations for the year ended December 31, 2013 was $4.31, representing an increase of 18% over an adjusted prior year period.

Dover Outlook (excluding Knowles) Pro Forma

Mr. Livingston continued, “We are very excited about the strength and positioning of Dover. Our markets are improving and our team is executing at a high level, as evidenced by our second half growth rates. Accordingly, we expect the strong performance we saw in the fast moving consumer goods and refrigeration markets to continue into 2014. We also expect the solid market conditions for our fluids and downstream energy businesses to carryover from the fourth quarter. Finally, within Energy we anticipate improved North American markets for our drilling and artificial lift businesses, along with continued geographic expansion. In all, excluding Knowles, we expect full year organic growth of 3% to 4% complemented by acquisition growth of 2%, resulting in revenue growth of 5% to 6%. The benefits of our lean and productivity initiatives, leverage on volume, and a lower share count from our ongoing repurchase program will drive solid EPS growth. As a result, we anticipate full year diluted EPS from continuing operations to be in the range of $4.60 - $4.80 on a pro forma basis excluding Knowles and related spin-off costs. At the mid-point, our guidance represents a 9% increase.”

Dover will host a webcast of its fourth quarter 2013 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, January 30, 2014. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues approaching $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, 2014 revenue growth and earnings per share, expected performance following the completion of the planned spin-off of Knowles, anticipated market conditions and our positioning, expected contributions from acquisitions, as well as productivity initiatives, leverage on increased sales and share repurchase activities, operating and strategic plans, cash flows, industries in which Dover businesses operate and the U.S. and global economies. The forward-looking statements in this release may be indicated by words or phrases such as “anticipate,” “expect,” “believe,” “indicate,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the state of the worldwide economy and sovereign credit; political events; the impact of natural disasters and their effect on global supply chains and energy markets; current economic conditions and uncertainties in the credit and capital markets; instability in countries where we conduct business; our ability to expand into new geographic markets and to anticipate and meet customer demands for new products; increased competition and pricing pressures in our markets; the impact of the proposed spin-off and our ability to consummate it as anticipated; the terms and timing of the sale of any business in discontinued operations; the impact of loss of a single-source manufacturing facility; changes in customer demand or loss of a significant customer; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; our ability to identify and successfully consummate value-adding acquisition opportunities; our ability to achieve expected savings from integration, synergy and other cost-control initiatives; unforeseen developments in contingencies such as litigation; international economic conditions including interest rate and currency exchange rate fluctuations; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in our credit ratings. It also contains unaudited pro forma financial information for Dover excluding Knowles, which is not necessarily indicative of Dover’s operating results for any future period. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2013

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue	$2,209,128	$2,013,831	$8,729,813	$8,104,339
Cost of goods and services	1,378,571	1,240,087	5,390,032	4,997,274
Gross profit	830,557	773,744	3,339,781	3,107,065
Selling and administrative expenses	513,516	469,668	1,985,849	1,841,688
Operating earnings	317,041	304,076	1,353,932	1,265,377
Interest expense, net	29,981	30,996	120,742	121,141
Other (income) expense, net	(3,016)	809	(4,222)	6,665
Earnings before provision for income taxes and discontinued operations	290,076	272,271	1,237,412	1,137,571
Provision for income taxes	79,264	64,047	271,607	304,452
Earnings from continuing operations	210,812	208,224	965,805	833,119
Earnings (loss) from discontinued operations, net	(16,849)	(48,364)	37,324	(22,049)
Net earnings	$193,963	$159,860	$1,003,129	$811,070

Basic earnings per common share:
Earnings from continuing operations	$1.24	$1.17	$5.64	$4.59
Earnings (loss) from discontinued operations, net	(0.10)	(0.27)	0.22	(0.12)
Net earnings	1.14	0.90	5.86	4.47

Weighted average shares outstanding	170,027	177,257	171,271	181,551

Diluted earnings per common share:
Earnings from continuing operations	$1.22	$1.16	$5.57	$4.53
Earnings (loss) from discontinued operations, net	(0.10)	(0.27)	0.22	(0.12)
Net earnings	1.13	0.89	5.78	4.41

Weighted average shares outstanding	172,265	179,365	173,547	183,993

Dividends paid per common share	$0.375	$0.350	$1.450	$1.330

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
REVENUE
Communication Technologies	$372,790	$401,477	$413,608	$428,392	$1,616,267	$357,575	$361,689	$396,470	$400,851	$1,516,585

Energy	561,198	573,471	577,350	584,435	2,296,454	531,570	538,786	562,263	539,985	2,172,604

Engineered Systems
Fluid Solutions	203,991	226,882	227,104	243,816	901,793	180,364	211,974	218,324	206,500	817,162
Refrigeration & Industrial	664,294	777,396	778,336	676,582	2,896,608	642,213	674,501	674,116	613,012	2,603,842
Eliminations	(352)	(383)	(485)	(472)	(1,692)	(453)	(352)	(319)	(336)	(1,460)
	867,933	1,003,895	1,004,955	919,926	3,796,709	822,124	886,123	892,121	819,176	3,419,544

Printing & Identification	237,877	250,646	256,571	276,681	1,021,775	243,570	251,875	246,945	254,141	996,531

Intra-segment eliminations	(225)	(726)	(135)	(306)	(1,392)	(225)	(184)	(194)	(322)	(925)
Total consolidated revenue	$2,039,573	$2,228,763	$2,252,349	$2,209,128	$8,729,813	$1,954,614	$2,038,289	$2,097,605	$2,013,831	$8,104,339

NET EARNINGS
Segment Earnings:
Communication Technologies	$44,208	$51,789	$76,076	$65,626	$237,699	$46,556	$50,322	$63,706	$58,376	$218,960
Energy	139,545	132,926	145,494	134,835	552,800	132,115	133,936	139,038	133,561	538,650
Engineered Systems	117,178	165,440	172,223	121,057	575,898	122,092	133,808	144,245	101,807	501,952
Printing & Identification	29,752	35,967	42,881	44,018	152,618	26,089	28,918	39,502	40,650	135,159
Total Segments	330,683	386,122	436,674	365,536	1,519,015	326,852	346,984	386,491	334,394	1,394,721
Corporate expense / other	33,763	38,341	43,278	45,479	160,861	36,546	36,335	32,001	31,127	136,009
Net interest expense	30,244	30,280	30,237	29,981	120,742	30,031	29,715	30,399	30,996	121,141
Earnings from continuing operations before provision for income taxes	266,676	317,501	363,159	290,076	1,237,412	260,275	280,934	324,091	272,271	1,137,571
Provision for income taxes	69,687	23,149	99,507	79,264	271,607	73,866	75,778	90,761	64,047	304,452
Earnings from continuing operations	196,989	294,352	263,652	210,812	965,805	186,409	205,156	233,330	208,224	833,119
Earnings (loss) from discontinued operations, net	13,014	35,697	5,462	(16,849)	37,324	9,654	8,945	7,716	(48,364)	(22,049)
Net earnings	$210,003	$330,049	$269,114	$193,963	$1,003,129	$196,063	$214,101	$241,046	$159,860	$811,070

SEGMENT OPERATING MARGIN
Communication Technologies	11.9%	12.9%	18.4%	15.3%	14.7%	13.0%	13.9%	16.1%	14.6%	14.4%
Energy	24.9%	23.2%	25.2%	23.1%	24.1%	24.9%	24.9%	24.7%	24.7%	24.8%
Engineered Systems	13.5%	16.5%	17.1%	13.2%	15.2%	14.9%	15.1%	16.2%	12.4%	14.7%
Printing & Identification	12.5%	14.3%	16.7%	15.9%	14.9%	10.7%	11.5%	16.0%	16.0%	13.6%
Total Segment	16.2%	17.3%	19.4%	16.5%	17.4%	16.7%	17.0%	18.4%	16.6%	17.2%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$35,501	$37,719	$38,251	$37,004	$148,475	$31,513	$32,828	$32,997	$35,281	$132,619
Energy	26,298	26,599	26,549	27,898	107,344	21,184	23,533	24,639	25,721	95,077
Engineered Systems	31,551	32,282	32,961	34,360	131,154	19,582	23,913	23,060	27,066	93,621
Printing & Identification	7,630	7,606	7,701	7,845	30,782	8,331	8,496	8,777	7,998	33,602
Corporate	859	1,026	1,032	944	3,861	700	765	842	359	2,666
	$101,839	$105,232	$106,494	$108,051	$421,616	$81,310	$89,535	$90,315	$96,425	$357,585

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
BOOKINGS
Communication Technologies	$379,122	$422,293	$423,662	$372,901	$1,597,978	$347,291	$387,058	$411,005	$363,624	$1,508,978

Energy	620,640	525,612	595,421	571,459	2,313,132	585,775	530,352	526,824	550,091	2,193,042

Engineered Systems
Fluid Solutions	223,764	213,359	222,402	248,079	907,604	184,711	204,139	197,767	209,872	796,489
Refrigeration & Industrial	755,026	784,904	662,464	701,928	2,904,322	711,911	666,223	600,065	606,931	2,585,130
Eliminations	(373)	(432)	(372)	(504)	(1,681)	(408)	(376)	(258)	(399)	(1,441)
	978,417	997,831	884,494	949,503	3,810,245	896,214	869,986	797,574	816,404	3,380,178

Printing & Identification	237,217	259,282	256,211	270,680	1,023,390	249,773	251,733	244,611	252,937	999,054

Intra-segment eliminations	(720)	(137)	(109)	(393)	(1,359)	(609)	(221)	(759)	(1,020)	(2,609)

Total consolidated bookings	$2,214,676	$2,204,881	$2,159,679	$2,164,150	$8,743,386	$2,078,444	$2,038,908	$1,979,255	$1,982,036	$8,078,643

BACKLOG
Communication Technologies	$458,765	$480,426	$492,583	$436,437		$451,110	$476,745	$491,041	$453,172

Energy	311,793	255,544	274,243	254,898		296,360	282,364	248,233	256,093

Engineered Systems
Fluid Solutions	178,854	184,142	182,557	255,871		191,327	172,300	156,191	160,890
Refrigeration & Industrial	592,922	597,838	482,069	506,069		598,910	586,824	515,285	516,559
Eliminations	(178)	(227)	(113)	(147)		(132)	(155)	(94)	(157)
	771,598	781,753	664,513	761,793		790,105	758,969	671,382	677,292

Printing & Identification	95,353	103,864	105,699	100,032		102,117	98,216	98,356	97,857

Intra-segment eliminations	(886)	(578)	(423)	(670)		(986)	(648)	(324)	(591)

Total consolidated backlog	$1,636,623	$1,621,009	$1,536,615	$1,552,490		$1,638,706	$1,615,646	$1,508,688	$1,483,823

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
Basic earnings (loss) per common share:
Continuing operations	$1.14	$1.72	$1.55	$1.24	$5.64	$1.01	$1.12	$1.28	$1.17	$4.59
Discontinued operations	0.08	0.21	0.03	(0.10)	0.22	0.05	0.05	0.04	(0.27)	(0.12)
Net earnings	1.21	1.93	1.58	1.14	5.86	1.07	1.17	1.33	0.90	4.47

Diluted earnings (loss) per common share:
Continuing operations	$1.12	$1.70	$1.53	$1.22	$5.57	$1.00	$1.10	$1.27	$1.16	$4.53
Discontinued operations	0.07	0.21	0.03	(0.10)	0.22	0.05	0.05	0.04	(0.27)	(0.12)
Net earnings	1.20	1.91	1.56	1.13	5.78	1.05	1.15	1.31	0.89	4.41

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.10	$1.36	$1.54	$1.28	$5.28	$1.01	$1.10	$1.25	$1.09	$4.44

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$196,989	$294,352	$263,652	$210,812	$965,805	$186,409	$205,156	$233,330	$208,224	$833,119
Discontinued operations	13,014	35,697	5,462	(16,849)	37,324	9,654	8,945	7,716	(48,364)	(22,049)
Net earnings	210,003	330,049	269,114	193,963	1,003,129	196,063	214,101	241,046	159,860	811,070

Average shares outstanding:
Basic	173,448	171,111	170,544	170,027	171,271	183,737	183,494	181,763	177,257	181,551
Diluted	175,567	173,097	172,734	172,265	173,547	186,706	185,780	183,932	179,365	183,993

Note:
Earnings from continuing operations are adjusted by discrete tax items, incurred spin-off costs, and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
Adjusted earnings from continuing operations:
Earnings from continuing operations	$196,989	$294,352	$263,652	$210,812	$965,805	$186,409	$205,156	$233,330	$208,224	$833,119
Gains (losses) from discrete and other tax items	4,525	61,477	4,878	6,085	76,965	(1,610)	(372)	4,513	13,606	16,137
Knowles spin-off costs	—	(3,322)	(10,637)	(16,134)	(30,093)	—	—	—	—	—
Other one-time gains, net of tax	—	—	2,866	—	2,866	—	—	—	—	—
Adjusted earnings from continuing operations	$192,464	$236,197	$266,545	$220,861	$916,067	$188,019	$205,528	$228,817	$194,618	$816,982

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.12	$1.70	$1.53	$1.22	$5.57	$1.00	$1.10	$1.27	$1.16	$4.53
Gains (losses) from discrete and other tax items	0.02	0.36	0.03	0.03	0.44	(0.01)	—	0.02	0.07	0.09
Knowles spin-off costs	—	(0.02)	(0.06)	(0.09)	(0.17)	—	—	—	—	—
Other one-time gains, net of tax	—	—	0.02	—	0.02	—	—	—	—	—
Adjusted earnings from continuing operations	$1.10	$1.36	$1.54	$1.28	$5.28	$1.01	$1.10	$1.25	$1.09	$4.44

* Per share data may not add due to rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)(in thousands)

	December 31, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$803,882	$800,076
Receivables, net of allowances	1,359,101	1,225,898
Inventories, net	926,998	872,841
Deferred tax and other current assets	150,181	129,029
Property, plant and equipment, net	1,182,982	1,167,052
Goodwill	4,242,909	4,114,650
Intangible assets, net	1,612,487	1,625,420
Other assets	238,910	111,432
Assets of discontinued operations	244,279	397,545
Total assets	$10,761,729	$10,443,943

Liabilities and Stockholders' Equity:
Notes payable and current maturities of long-term debt	$229,278	$610,766
Payables and accrued expenses	1,386,302	1,375,862
Deferred taxes and other non-current liabilities	1,063,369	1,139,777
Long-term debt	2,599,201	2,189,350
Liabilities of discontinued operations	106,183	208,958
Stockholders' equity	5,377,396	4,919,230
Total liabilities and stockholders' equity	$10,761,729	$10,443,943

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2013	2012
Operating activities:
Net earnings	$1,003,129	$811,070
Loss (gain) from discontinued operations, net	(37,324)	22,049
Depreciation and amortization	421,616	357,585
Stock-based compensation	30,480	30,884
Contributions to employee benefit plans	(41,760)	(48,576)
Net change in assets and liabilities	(197,456)	88,148
Net cash provided by operating activities of continuing operations	1,178,685	1,261,160

Investing activities:
Additions to property, plant and equipment	(236,833)	(297,012)
Acquisitions (net of cash and cash equivalents acquired)	(322,838)	(1,035,433)
Proceeds from the sale of businesses	76,457	—
Other	20,163	(13,443)
Net cash used in investing activities of continuing operations	(463,051)	(1,345,888)

Financing activities:
Net increase in debt and notes payable	19,530	603,918
Purchase of common stock	(457,871)	(748,955)
Proceeds from exercise of stock options and SARs, including tax benefits	7,619	43,054
Dividends to stockholders	(247,820)	(240,959)
Net cash used in financing activities of continuing operations	(678,542)	(342,942)

Net cash (used in) provided by discontinued operations	(29,985)	4,879

Effect of exchange rate changes on cash	(3,301)	16,112

Net (decrease) increase in cash and cash equivalents	3,806	(406,679)
Cash and cash equivalents at beginning of period	800,076	1,206,755
Cash and cash equivalents at end of period	$803,882	$800,076

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
Cash flow from operating activities (1)	$78,326	$304,729	$340,005	$455,625	$1,178,685	$161,327	$243,363	$285,811	$570,659	$1,261,160
Less: Additions to property, plant and equipment	(47,153)	(53,284)	(57,038)	(79,358)	(236,833)	(68,249)	(72,758)	(67,842)	(88,163)	(297,012)
Free cash flow	$31,173	$251,445	$282,967	$376,267	$941,852	$93,078	$170,605	$217,969	$482,496	$964,148

Free cash flow as a percentage of earnings from continuing operations	15.8%	85.4%	107.3%	178.5%	97.5%	49.9%	83.2%	93.4%	231.7%	115.7%

Free cash flow as a percentage of revenue	1.5%	11.3%	12.6%	17.0%	10.8%	4.8%	8.4%	10.4%	24.0%	11.9%

(1) Includes one-time spin-off costs of $3,322, $10,637, and $16,134 for the second, third, and fourth quarters of 2013, respectively, and $30,093 for the full year.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2013

Acquisitions

During the fourth quarter of 2013, the Company completed four acquisitions, three in the Energy segment and one in the Engineered Systems segment. For the full year 2013, Dover made a total of ten acquisitions for consideration totaling $323 million.

Discontinued Operations

In the fourth quarter of 2013, the Company completed the sale of Everett Charles Technologies ("ECT"), resulting in an after-tax loss of $0.02 diluted earnings per share ("EPS"). The fourth quarter net loss from discontinued operations was $0.10 EPS, which includes income from the operations of DEK and ECT prior to sale, as well as adjustments to other discontinued assets and liabilities, including an $0.11 EPS impact related to tax obligations in foreign jurisdictions. In addition, the Company recorded an impairment charge of $0.08 EPS for DEK in connection with the planned divestiture of this business in 2014.

On a full-year basis, the Company generated net earnings of $0.22 EPS, which includes the $0.02 EPS loss on sale of ECT, as well as total impairment charges of $0.19 EPS connected with the anticipated sale of our electronic test and assembly businesses and net discrete tax benefits of $0.21 EPS.

Tax Rate

The effective tax rate on continuing operations was 27.3% and 23.5% for the fourth quarters of 2013 and 2012, respectively. On a full year basis, the effective tax rates on continuing operations for 2013 and 2012 were 21.9% and 26.8%, respectively. The 2013 and 2012 rates were favorably impacted by discrete and other items, as shown in the reconciliation for quarterly earnings per share included herein. After adjusting for discrete and other items, the fourth quarter effective tax rates were 29.4% and 28.5% for 2013 and 2012, respectively, and the full year rates were 28.2% for both 2013 and 2012. The higher rates for the quarter reflect the impact of a higher proportion of U.S. earnings, partly offset by lower effective tax rates in foreign jurisdictions.

Revenue Growth Factors

	2013
	Q1	Q2	Q3	Q4	Full Year
Organic	(1)%	5%	3%	5%	3%
Acquisitions	6%	4%	4%	5%	5%
Currency translation	(1)%	—%	—%	—%	—%
	4%	9%	7%	10%	8%

Free Cash Flow

The following table is a reconciliation of free cash flow (a non-GAAP measure) from cash flow provided by operating activities:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Free Cash Flow (dollars in thousands)
Cash flow provided by operating activities	$455,625	$570,659	$1,178,685	$1,261,160
Less: Capital expenditures	(79,358)	(88,163)	(236,833)	(297,012)
Free cash flow	$376,267	$482,496	$941,852	$964,148

Free cash flow as a percentage of revenue	17.0%	24.0%	10.8%	11.9%

Free cash flow as a percentage of earnings from continuing operations			97.5%	115.7%

The full year decrease in 2013 free cash flow reflects a higher investment in working capital year over year, offset by higher earnings from continuing operations before depreciation and amortization and lower capital expenditures.

Share Repurchases

During the year ended December 31, 2013, the Company purchased approximately 6.0 million shares of its common stock in the open market at an average price of $76.17 per share. These repurchases were made pursuant to the share repurchase program approved in November 2012, which authorized $1 billion for share repurchases over the next 12 to 18 months. At December 31, 2013, approximately $293 million remains available for repurchases under this program.

Capitalization
The following table provides a summary reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (in thousands)	December 31, 2013	December 31, 2012
Current maturities of long-term debt	$2,778	$3,266
Commercial paper	226,500	607,500
Long-term debt	2,599,201	2,189,350
Total debt	2,828,479	2,800,116
Less: Cash and cash equivalents	(803,882)	(800,076)
Net debt	2,024,597	2,000,040
Add: Stockholders' equity	5,377,396	4,919,230
Net capitalization	$7,401,993	$6,919,270
Net debt to net capitalization	27.4%	28.9%

Non-GAAP Information:

These Investor Supplement tables contain non-GAAP measures of adjusted earnings from continuing operations used in calculating adjusted diluted earnings per common share, as management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. The company has also disclosed herein a number of non-GAAP measures related to free cash flow and the ratio of net debt to net capitalization. Management believes these metrics are important measures of the company's operating performance and liquidity. Free cash flow information provides both management and investors a measurement of cash generated from operations that is available to fund acquisitions, pay dividends, repay debt and repurchase common stock, while the net debt to net capitalization ratio is helpful in evaluating the company's capital structure and the amount of leverage employed.

Pro Forma Information:

The Investor Supplement tables contain pro forma financial information that reflects the operations of Knowles as a discontinued operation. Upon completion of the spin, Knowles' results will be reclassified to discontinued operations for reporting purposes in accordance with GAAP. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and does not purport to represent what our results of operations would have been if the spin-off of Knowles Corporation had occurred as of the dates indicated, what such results will be for any future periods, or what the historical results of Dover will be upon classifying Knowles as a discontinued operation as of the effective date of the spin-off of Knowles.

DOVER CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
(unaudited)(in thousands, except per share data)

	Year Ended December 31, 2013		Year Ended December 31, 2012
	As Reported	Pro forma	As Reported	Pro forma
Revenue	$8,729,813	$7,520,635	$8,104,339	$6,994,480
Cost of goods and services	5,390,032	4,612,769	4,997,274	4,291,602
Gross profit	3,339,781	2,907,866	3,107,065	2,702,878
Selling and administrative expenses	1,985,849	1,692,444	1,841,688	1,590,217
Operating earnings	1,353,932	1,215,422	1,265,377	1,112,661
Interest expense, net	120,742	120,672	121,141	121,263
Other (income) expense, net	(4,222)	(4,458)	6,665	7,127
Earnings before provision for income taxes and discontinued operations	1,237,412	1,099,208	1,137,571	984,271
Provision for income taxes	271,607	267,635	304,452	298,339
Earnings from continuing operations	965,805	831,573	833,119	685,932
Earnings (loss) from discontinued operations, net (1)	37,324	171,556	(22,049)	125,138
Net earnings	$1,003,129	$1,003,129	$811,070	$811,070

Basic earnings per common share:
Earnings from continuing operations	$5.64	$4.86	$4.59	$3.78
Earnings (loss) from discontinued operations, net (1)	0.22	1.00	(0.12)	0.69
Net earnings	5.86	5.86	4.47	4.47

Weighted average shares outstanding	171,271	171,271	181,551	181,551

Diluted earnings per common share:
Earnings from continuing operations	$5.57	$4.79	$4.53	$3.73
Earnings (loss) from discontinued operations, net (1)	0.22	0.99	(0.12)	0.68
Net earnings	5.78	5.78	4.41	4.41

Weighted average shares outstanding	173,547	173,547	183,993	183,993

Adjusted diluted earnings per share from continuing operations (2)	$5.28	$4.31	$4.44	$3.64

(1) Reflects the impact of discontinuing Knowles upon spin-off, which results in a reclassification of $134.2 million, inclusive of $30 million of spin-off costs, or $0.78 diluted EPS in 2013 and $147.2 million or $0.80 diluted EPS in 2012 to earnings from discontinued operations.

(2) Adjusted for gains from discrete and other tax items of $0.46 and $0.09 in 2013 and 2012, respectively, and other one-time gains, net of tax, of $0.02 in 2013.